As filed with the Securities and Exchange Commission on December 19, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Series Portfolios Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number) c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Subversive Decarbonization ETF	Cboe BZX Exchange, Inc.
Subversive Food Security ETF	Cboe BZX Exchange, Inc.
Subversive Mental Health ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act Registration file number to which this form relates: 333-206240

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 155 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-206240 and 811-23084), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-22-009110) on December 19, 2022, which is incorporated herein by reference.

The Trust currently consists of 16 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Subversive Decarbonization ETF	88-3557250
Subversive Food Security ETF	88-3554719
Subversive Mental Health ETF	88-3575824

Item 2.Exhibits

A.
Registrant’s Certificate of Trust dated July 27, 2015 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-206240; 811-23084), as filed with the SEC via EDGAR on August 8, 2015 (Accession Number: 0000894189-15-003796).

B.
Registrant’s Amended and Restated Agreement and Declaration of Trust dated January 12, 2016, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-206240; 811-23084), as filed with the SEC via EDGAR on May 18, 2016. (Accession No. 0000894189-16-009630).

C.
Registrant’s Amended and Restated By-Laws dated September 15, 2015 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-206240; 811-23084), as filed with the SEC via EDGAR on October 31, 2016. (Accession No. 0000894189-16-012704).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Series Portfolios Trust

December 19, 2022

/s/ Ryan L. Roell
Ryan L. Roell President